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                                                                      EXHIBIT 21

                            QUAKER STATE CORPORATION

                                  Subsidiaries

     All of the following subsidiaries are 100% owned by Quaker State Corporation unless otherwise indicated:


                                                                 Jurisdiction of
Name of Subsidiary                                               Incorporation
---------------------------------------------------------------  ---------------

Blue Coral, Inc.                                                  Delaware
     Blue Coral International Ltd. (18)                           United Kingdom
Fort William Coal Dock Company, Ltd.                              Ontario
Green Shield, Inc.                                                Delaware
Lubricants, Inc.                                                  Arkansas
     Myatt-Brooks, Inc. (1)                                       Arkansas
           QS/Brooks Distribution Company (2)                     Tennessee
Medo Industries, Inc.                                             New York
Medo Manufacturing Corporation                                    Maryland
Medo Industries de Mexico, S.A. de C.V.                           Mexico
QS Holding Company                                                Delaware
Quaker Oil Corporation                                            Texas
Quaker State, Inc.                                                Canada
Quaker State Investment Corporation                               Delaware
     Freedom Freightways, Inc. (3)                                Missouri
     Genesis Petroleum, Inc. (3)                                  Utah
           Genesis Petroleum - Salt Lake L.L.C. (17)              Utah
     Q Lube, Inc. (3)                                             Delaware
           Quaker State Minit-Lube Canada, Inc. (4)               Ontario
                 Q Lube Ontario, Inc. (5)                         Ontario
           Lubeco Management, Inc. (4)                            Delaware
     The Valley Camp Coal Company (3)                             Delaware
           Donaldson Mine Company (6)                             West Virginia
           Kelley's Creek and Northwestern Railroad Company (6)   West Virginia
           Valley Camp Investment Company (6)                     Delaware
                 Elm Grove Coal Company (7)                       West Virginia
                 Valley Camp Coal Sales Company (7)               Ohio
                 The Helen Mining Company (7)                     Pennsylvania
                 Kanawha and Hocking Coal and Coke Company (7)    West Virginia
                 Shrewsbury Coal Company (7)                      West Virginia
                 Valley Camp of Utah, Inc. (7)                    Utah





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
                                                                 Jurisdiction of
Name of Subsidiary                                               Incorporation
---------------------------------------------------------------  ---------------
     Truck-Lite Co., Inc. (3)                                    New York
           T-L Automotive Industries, Inc. (8)                   Delaware
           Truck-Lite International, Inc. (8)                    Delaware
     Valley Camp, Inc. (3)                                       Canada
Quaker State Japan Co., Ltd.                                     Japan
Quaker State Oil Refining Corporation, B.V.                      Holland
Quaker State - Slick 50, Inc.                                    Delaware
     Petrolon UK Ltd. (9)                                        United Kingdom
     Sutherwell Ltd. (14)                                        United Kingdom
                        Petrolon British Isles Ltd. (15)         United Kingdom
             Petrolon Deutschland GMBH (10)                      Germany
             Petrolon Australia Pty. Ltd. (11)                   Australia
             Petrolon International Management                   Monaco
                  SAM (10)
             Petrolon International Limited (10)                 Isle of Man
                  Petrolon Overseas Ltd. (12)                    United Kingdom
                  Petrolon Europe Ltd. (13)                      Isle of Man
             Slick 50 Management, Inc. (10)                      Delaware
                  Slick 50 Products Corporation (16)             Delaware
                  Slick 50 Corporation (16)                      Delaware
        Specialty Oil Company, Inc.                              Delaware
        Westland Oil Company, Inc.                               Louisiana

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(1)  50% owned by Lubricants, Inc. and 50% owned by Specialty Oil Company, Inc.
(2)  50% owned by Myatt-Brooks, Inc.
(3)  100% owned by Quaker State Investment Corporation
(4)  100% owned by Q Lube, Inc.
(5)  50% owned by Quaker State Minit-Lube Canada, Inc.
(6)  100% owned by The Valley Camp Coal Company
(7)  100% owned by Valley Camp Investment Company
(8)  100% owned by Truck-Lite Co., Inc.
(9)  5% owned by Quaker State - Slick 50, Inc.;
     95% owned by Petrolon Europe Ltd.
(10) 100% owned by Quaker State - Slick 50, Inc.
(11) 5% owned by Quaker State - Slick 50, Inc.;
     95% owned by Petrolon Europe, Ltd.
(12) 100% owned by Petrolon International Ltd.
(13) 90% owned by Petrolon International Ltd.;
     10% owned by third party.
(14) 100% owned by Petrolon UK Ltd.
(15) 100% owned by Sutherwell Ltd.
(16) 100% owned by Slick 50 Management, Inc.
(17) 74% owned by Genesis Petroleum, Inc.
(18) 100% owned by Blue Coral, Inc.